Exhibit 21

Direct and Indirect Subsidiaries of the Registrant

I. The Hanover Insurance Group, Inc. (Delaware)

A.	Opus Investment Management, Inc. (Massachusetts)
a.	The Hanover Insurance Company (New Hampshire)
1.	Citizens Insurance Company of America (Michigan)
2.	Allmerica Financial Benefit Insurance Company (Michigan)
3.	Allmerica Plus Insurance Agency, Inc. (Massachusetts)
4.	The Hanover American Insurance Company (New Hampshire)
5.	Hanover Texas Insurance Management Company, Inc. (Texas)
6.	Citizens Insurance Company of Ohio (Ohio)
7.	Citizens Insurance Company of The Midwest (Indiana)
8.	The Hanover New Jersey Insurance Company (New Hampshire)
9.	Massachusetts Bay Insurance Company (New Hampshire)
10.	Allmerica Financial Alliance Insurance Company (New Hampshire)
11.	Professionals Direct, Inc. (Michigan)
(i)	Professionals Direct Insurance Services, Inc. (Michigan)
12.	Verlan Fire Insurance Company (New Hampshire)
13.	The Hanover National Insurance Company (New Hampshire)
14.	AIX Holdings, Inc. (Delaware)
(i)	Nova American Group, Inc. (New York)
1.	NOVA Casualty Company (New York)
a.	AIX Specialty Insurance Company (Delaware)
(ii)	AIX, Inc. (Delaware)
1.	AIX Insurance Services of California, Inc. (California)
15.	440 Lincoln Street Holding Company LLC (Massachusetts)
16.	Campmed Casualty & Indemnity Company, Inc. (New Hampshire)
17.	CitySquare II Investment Company LLC (Massachusetts)
(i)	Front Street Financing LLC (Massachusetts)
18	The Hanover Atlantic Insurance Company Ltd. (Bermuda)
19.	Chaucer Insurance Company Designated Activity Company (Ireland)
b.	Citizens Insurance Company of Illinois (Illinois)
c.	CitySquare II Development Co. LLC (Massachusetts)
B.	VeraVest Investments, Inc. (Massachusetts)
C.	Verlan Holdings, Inc. (Maryland)
a.	Hanover Specialty Insurance Brokers, Inc. (Virginia)

D.	Campania Holding Company, Inc. (Virginia)
E.	Educators Insurance Agency, Inc. (Massachusetts)
F.	The Hanover (Barbados) Capital SRL (Barbados)
G.	The Hanover Insurance International Holdings Limited (United Kingdom)
a.	Chaucer Holdings Limited (United Kingdom)
1.	ALIT Insurance Holdings Limited (United Kingdom)
(i)	Aberdeen Underwriting Advisers Limited (United Kingdom)
(ii)	ALIT Underwriting Limited (United Kingdom)
1.	ALIT (No. 1) Limited (United Kingdom)
2.	ALIT (No. 2) Limited (United Kingdom)
3.	ALIT (No. 3) Limited (United Kingdom)
4.	ALIT (No. 4) Limited (United Kingdom)
5.	ALIT (No. 5) Limited (United Kingdom)
2.	Chaucer Corporate Capital (No. 2) Limited (United Kingdom)
3.	Chaucer Corporate Capital (No. 3) Limited (United Kingdom)
4.	Chaucer Corporate Capital Limited (United Kingdom)
5.	Chaucer Insurance Group PLC (United Kingdom)
6.	Chaucer Capital Investments Limited (United Kingdom)
(i)	CH 1997 Limited (United Kingdom)
1.	Chaucer Consortium Underwriting Limited (United Kingdom)
2.	Chaucer Dedicated Limited (United Kingdom)
3.	Chaucer Underwriting A/S (Denmark)
4.	INSURANCE4CARGOSERVICES Limited (United Kingdom)
(ii)	Chaucer Syndicates Limited (United Kingdom)
1.	Lonham Limited (United Kingdom)
a.	Lonham Group Limited (United Kingdom)
2.	Chaucer Labuan Limited (Malaysia)
3.	Chaucer GmbH (Germany)
4.	Chaucer Latin America SA (Argentina)
5.	Chaucer Singapore Pte. Limited (Singapore)
6.	Chaucer Syndicate Services Limited (United Kingdom)
7.	Chaucer Oslo AS (Norway)
8.	Chaucer Underwriting Services Limited (United Kingdom)
9.	Chaucer MENA Limited (Dubai)
H.	The Hanover Australia HoldCo Pty Ltd (Australia)
a.	Hanover Australia BidCo Pty Ltd (Australia)
1.	SLE Holdings Pty Ltd (Australia)

(i)	Pacific Underwriting Corporation Pty Ltd (Australia)
(ii)	SLE Worldwide Pty Limited (Australia)